Exhibit 10.1

BUSINESS COOPERATION AND INVESTMENT AGREEMENT

This Business Cooperation and Investment Agreement (“Agreement”) is made as of the 4th day of November, 2017 (“The Effective Date”), by and between: (1) Party A: Suda Lattana Company, a company duly organized and existing under the laws of the Lao People’s Democratic Republic, with principal business address at Phonsay, Kaysone, Phomvihane, Savanakhet, Laos, represented by Mrs. Malychan Volachit, its Director, hereinafter referred to as “SLC,” and (2) Party B: American Pacific Resources, Inc., a company duly organized and existing under the laws of Wyoming, U.S.A., which is a wholly owned subsidiary of PHI Group, Inc., a U.S. public company originally incorporated in Nevada in 1982 and re-domiciled under the jurisdiction of Wyoming, U.S.A., with principal business offices at 5348 Vegas Drive, # 237, Las Vegas, NV 89108, U.S.A., represented by Mr. Henry D. Fahman, its Chairman and Chief Executive Officer, hereinafter collectively referred to as “APR”.

W I T N E S S E T H:

WHEREAS, it deems desirable for SLC and APR to cooperate with each other with respect to surveying, exploring, exploiting, processing, manufacturing and sale of gold from an area of 27,000 hectares of gold minerals in the Province of Savanakhet, Laos.

NOW THEREFORE, in consideration of the terms, promises, conditions and mutual covenants herein contained, and each intending to be legally bound hereby, SLC and APR are parties to this Agreement and agree as follows:

I. Fundamental Transactions

SLC and APR will primarily cooperate with each other with respect to the following:

1. To mine gold from the afore-mentioned gold mineral area in Savanakhet, Laos and build processing plant to obtain gold and gold dust.

2. Party B will provide to Party A a certain budget to be determined for the expenses related to the procedures for obtaining licenses and permits for mining, processing export quota for gold minerals and gold products. Party A will be responsible for transferring to Party B the site and land marks for gold mining.

3. Following the signing of this Agreement, Party B will transfer the funds for the afore-mentioned budget to Party A after the licenses, permits and other legal procedures for investment and gold mining are completed and granted by the Government of Laos.

BUSINESS COOPERATION & INVESTMENT AGREEMENT

SUDA LATTANA & AMERICAN PACIFIC RESOURCES.

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4. The expenses for the referenced budget will be accounted for as an investment from Party B and deducted from the project’s general operation expenses.

II. Responsibilities of Both Parties

A. Responsibilities of Party A: SLC will be responsible for the following:

1. All legal procedures for licenses and permits to exploit gold minerals and produce gold as well as export quota from the Lao government.

2. Performing all legal export procedures as required for gold products from the project.

3. Jointly managing finished products with Party B.

4. Providing support and assistance to Party B with respect to needs in connection with local, provincial and central governments of Laos.

5. Assignment and transfer of site location and land marks to Party B to develop and implement the gold mining project.

6. Assignment and transfer of location for the construction of processing facility approved by the Province of Savanakhet, Laos.

B. Responsibilities of Party B: APR will be responsible for the following:

1. Finding with investors and financing to exploit gold and build a mineral processing plant in the Province of Savanakhet, Laos.

2. Acquiring and shipping modern equipment and machinery to project site to carry out the exploitation and processing of gold minerals.

3. Proving list(s) of foreign personnel who will come and work in Laos on a regular basis.

4. Managing and implementing the project, including but not limited to all technical operation of gold mining and processing activities in Laos.

5. Ensuring quantities and quality of products and merchandises in accordance with international standards.

6. Jointly managing finished products with Party A.

7. Closure and reclamation of mining site at each stage of completion to ensure public health and safety, minimize environmental effects, remove waste and hazardous material, preserving water quality, stabilizing land to protect against erosion, establishing new landforms and vegetation.

BUSINESS COOPERATION & INVESTMENT AGREEMENT

SUDA LATTANA & AMERICAN PACIFIC RESOURCES.

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III. Volume and Duration of Agreement Implementation

1. Volume: Depending on capacity of equipment and machinery by Party B.

Project site area: 27,000 ha ( twenty-seven thousand hectares), no limitation on depth according to government decision for survey and exploration of gold mineral.

2. Duration of Agreement: This agreement is valid and binding commencing the date of signing until the end of December 2066. This Agreement may be terminated prior to the end of duration if two parties deem that the project performance is not effective.

IV. Profit Sharing

The finished gold products from the project will allocated as follows:

a. 30% directly to the Government of Laos,

b. After deductions of all expenses, the remaining 70% will be divided: 34.3% to Party A and 35.7% to Party B.

V. Common Provisions

1. Both parties are responsible for diligently abiding by and fulfilling the stipulations mentioned herein. If any problems arise during the course of implementation, both parties will earnestly discuss and resolve them together.

2. Both parties will adhere to the law to supplement any details not yet mentioned in this Agreement by mutual written consent for implementation.

3. In the event of force majeure that may lead to stoppage of the project and termination of this Agreement, both parties will be notified three (03) months in advance. Both parties will resolve the matter on the basis of equality and fairness and not to cause damage to the other party. In case the matter cannot be amicably resolved, both will bring it before an international court for determination and agree to abide by the court’s verdict.

4. The contents of this Agreement shall be kept in strict confidence by both parties and not disclosed to unauthorized third party(ies), except as required by operation of law.

VI. Governing Law

This Business Cooperation Agreement shall be governed and construed in accordance with the laws of both Lao People’s Democratic Republic and the United States of America.

BUSINESS COOPERATION & INVESTMENT AGREEMENT

SUDA LATTANA & AMERICAN PACIFIC RESOURCES.

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VII. Covenant of Good Faith

The parties agree that their relationship is based upon good faith and fair dealing and that good faith is of the essence of this Agreement. All information provided by any party to the others will be accurate and complete to the best knowledge and belief of the disclosing party, and each party will act in good faith and truth in all dealings with other parties and their affiliates and contacts.

VIII. Notices

All notices, requests, or other communications pursuant to this Business Cooperation Agreement shall be in writing or by facsimile transmission and shall be deemed to have been duly given (i) on the date of service, if delivered in person or by facsimile transmission; or (ii) seven business days after sending by international express delivery services; or (iii) fourteen business days after mailing by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

If to SLC:

SUDA LATTANA COMPANY
Attn: Mrs. Malychan Volachit, Director
Phonsay, Kaysone, Phomvihane, Savanakhet, Laos,
Telephone:+856-2058415999; +856-2056604444; +84962442927
Email:sommalavrc@gmail.com, aphisatvle@gmail.com

If to APR:

AMERICAN PACIFIC RESOURCES, INC.
c/o PHI Group, Inc.
Attn: Henry D. Fahman, Chairman & CEO
5348 Vegas Drive, # 237
Las Vegas, NV 89108
Telephone: +1.720.475.5430; Facsimile: +1.720.472.8556
E-mail: henry@phiglobal.com

or at such other address as the party affected may designate in a written notice to such other parties in compliance with this paragraph.

IX. No Violation

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charters or by-laws of SLC and APR or any commitments and obligations on the part of SLC and APR or violate, or be in conflict with, or constitute a default under, any agreement or commitment to which SLC and APR are a party to, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or government authority.

BUSINESS COOPERATION & INVESTMENT AGREEMENT

SUDA LATTANA & AMERICAN PACIFIC RESOURCES.

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X. Consents

No consent of any person, other than the signatories hereto, is necessary to the consummation of the transactions contemplated hereby including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from government agencies, whether federal, state, province or local, except as required by laws or other binding agreements.

XI. Assignment

This Agreement and all of the provisions hereof shall be binding to inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any one party without the prior written consent of the other parties, except by operation of law.

XII. Authority to Execute This Business Cooperation Agreement

The Parties to this Business Cooperation and Investment Agreement declare that they have full authority to execute this document and accordingly to be fully bound by the terms and conditions herein.

BUSINESS COOPERATION & INVESTMENT AGREEMENT

SUDA LATTANA & AMERICAN PACIFIC RESOURCES.

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IN WITNESS WHEREOF, the Parties hereto have caused this Business Cooperation and Investment Agreement to be executed by their authorized representative as of the date first set forth above.

Dated: November 4, 2017	Dated: November 4, 2017

Agreed by: SUDA LATTANA CO.	Agreed by: American Pacific Resources, Inc.

/s/ Malychan Volachit	/s/ Henry D. Fahman
Signature	Signature
Name: Malychan Volachit	Name: Henry D. Fahman
Title: Director	Title: Executive Chairman

Dated: November 4, 2017	Dated: November 4, 2017

Attest:	Attest:

/s/ Hoa Ba Pham	/s/ Hoang Dinh Vo
Signature	Signature
Name: Hoa Ba Pham	Hoang Dinh Vo

BUSINESS COOPERATION & INVESTMENT AGREEMENT

SUDA LATTANA & AMERICAN PACIFIC RESOURCES.

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